UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

META MATERIALS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Research Drive Darthmouth, Nova Scotia, Canada	B2Y 4M9
(Address of principal executive offices)	(Zip Code)

(902) 482-5729

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2022, Meta Materials Inc. (the “Company”) entered into a securities purchase agreement, as amended and restated on June 27, 2022, with certain institutional investors (the “SPA”) for the purchase and sale in a registered direct offering of 37,037,039 shares of the Company’s common stock at a purchase price of $1.35 per share and warrants to purchase 37,037,039 shares at an exercise price of $1.75 per share. The gross proceeds to the Company from the offering are expected to be approximately $50 million, before deducting placement agent fees and other estimated offering expenses. The warrants will become exercisable six months after the issuance date and expire five and a half years after the initial issuance date. The closing of the offering is expected to occur on or about June 28, 2022, subject to the satisfaction of customary closing conditions.

On June 24, 2022, the Company also entered into a placement agency agreement, as amended and restated on June 27, 2022, with Roth Capital Partners, LLC and A.G.P./Alliance Global Partners (the “PAA”). Pursuant to the terms of the PAA, the co-placement agents agreed to use their reasonable best efforts to arrange for the sale of the securities and the Company agreed to pay the co-placement agents a cash fee equal to 6.0% of the gross proceeds generated from the sale of the securities.

The securities are being offered and sold by the Company pursuant to a prospectus supplement and an accompanying prospectus forming part of a “shelf” registration statement on Form S-3 (Registration No. 333-256632), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on June 14, 2021, and a related registration statement on Form S-3 (Registration No. 333-265844) filed on June 27, 2022 pursuant to Rule 462(b), which became effective automatically upon filing. In connection with the offering, the Company suspended the offering of any securities pursuant to the prospectus supplement filed with the SEC on June 21, 2021 relating to the offer and sale of shares of the Company’s common stock in at-the-market transactions under the amended and restated sales agreement dated June 21, 2021 by and between the Company and Roth Capital Partners, LLC.

The SPA and PAA contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the SPA and PAA were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the material terms of the PAA, the warrants and the SPA do not purport to be complete and are qualified in their entirety by reference to the full text of the PAA, the Form of Common Stock Purchase Warrant and the SPA, copies of which are filed as Exhibits 1.1, 4.1 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

In addition, each institutional investor in the offering has entered into a Leak-Out Agreement with the Company (each, a “Leak-Out Agreement” and collectively, the “Leak-Out Agreements”) wherein each investor who is party to a Leak-Out Agreement (together with certain of its affiliates) has agreed to not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any trading day from the public announcement of the offering and ending at 4:00 pm (New York City time) on July 25, 2022 (the “Restricted Period”), shares of common stock, or shares of common stock underlying any common stock equivalents held by such investor on the date of the Leak-Out Agreements, including the warrant shares (collectively, the “Restricted Securities”), in an amount more than its pro rata portion of 30% of the cumulative trading volume of the common stock, subject to certain exceptions. This restriction will not apply to any actual “long” (as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended) sales by such investor (together with certain of its affiliates) at or above $2.00 or to any actual “long” sales of shares of common stock purchased in open market transactions by such investor (together with certain of its affiliates) during the Restricted Period. Further, this restriction will not apply to sales or transfers of any such Restricted Securities in transactions which do not need to be reported on the Nasdaq consolidated tape so long as the purchaser or transferee executes and delivers a Leak-Out Agreement.

The legal opinion of Ballard Spahr LLP relating to the legality of the issuance and sale of the securities in the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 22, 2022, the Company completed its acquisition of certain assets of Optodot Corporation related to the business of developing patents, intellectual property and prototype devices and tools for the battery and other industries (the “Acquisition”), under the terms of the previously announced Asset Purchase Agreement dated June 16, 2022 (the “APA”). In connection with the closing of the Acquisition, the Company paid $3.5 million in cash and issued an aggregate of 26,766,265 shares of common stock, of which 4,461,044 shares are restricted subject to certain vesting milestones as set forth in the APA.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Amended and Restated Placement Agency Agreement, dated as of June 27, 2022, by and among the registrant, Roth Capital Partners, LLC and A.G.P./Alliance Global Partners

2.1	Asset Purchase Agreement, dated as of June 16, 2022, by and among the registrant, Optodot Corporation and the Securityholders’ Representative (incorporated by reference to Exhibit 10.1 filed with the registrant’s Current Report on Form 8-K filed on June 17, 2022)

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Ballard Spahr LLP

10.1	Form of Amended and Restated Securities Purchase Agreement, dated as of June 27, 2022, by and among the registrant and the purchasers

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date: June 27, 2022	By:	/s/ Ken Rice
Ken Rice
Chief Financial Officer & Executive Vice President

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